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                                                                    Exhibit 23.2
                                                                    ------------

                       Consent of Independent Accountants

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No's. 333-48346, 333-34970, 333-37868 and 333-37870) of
Pure Resources, Inc., formerly referred to as Union Oil's Permian Basin business unit, of our report dated March 10, 2000 relating to the consolidated financial statements which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Los Angeles, California
March  18, 2002